Exhibit 99.(h)(9)(ii)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made as of the 1st day of April, 2025, by and among PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY (the “Company”), acting herein for and on behalf of itself and on behalf of each segregated asset account set forth in Schedule A to the Participation Agreement between the parties (the “Separate Accounts”); NORTHERN LIGHTS VARIABLE TRUST (the “Trust”).

RECITALS

WHEREAS, the Company and the Trust are parties to a certain Participation Agreement dated December 1, 2020 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to update the separate accounts and contracts listed in Schedule A and the Portfolios in Schedule B; and,

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.           Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

2.                  Schedule B. Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B as attached hereto.

3.                  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

4.                 Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, on behalf of itself and each Separate Account

By:	/s/ Steve Cramer
Name:	Steve Cramer
Title:	Chief Product Officer - Retirement Division

NORTHERN LIGHTS VARIABLE TRUST

By:	/s/ Stephanie Shearer
Name:	Stephanie Shearer
Title:	Secretary

SCHEDULE A

Amended and Restated as of April 1, 2025

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS SUBJECT TO THE
PARTICIPATION AGREEMENT

All Protective Life and Annuity Insurance Company Separate Accounts – All Contracts

SCHEDULE B

Amended and Restated as of April 1, 2025

Participating Portfolios

Fund	Classes
TOPS® Conservative ETF Portfolio	Class 1 Class 2
TOPS® Balanced ETF Portfolio	Class 1 Class 2
TOPS® Moderate Growth ETF Portfolio	Class 1 Class 2
TOPS® Growth ETF Portfolio	Class 1 Class 2
TOPS® Aggressive Growth ETF Portfolio	Class 1 Class 2
TOPS® Managed Risk Growth ETF Portfolio	Class 2
TOPS® Managed Risk Moderate Growth ETF Portfolio	Class 2
TOPS® Managed Risk Balanced ETF Portfolio	Class 2

4